                     DEAN WITTER HIGH YIELD SECURITIES INC.

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                            *************************      Exhibit 1(c) 12/16/85


     DEAN WITTER HIGH YIELD SECURITIES INC., a Maryland Corporation having its principal office at 929 North Howard Street, Baltimore, Maryland 21201, c/o The Prentice-Hall Corporation System, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended by striking out the first paragraph of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

     "FIFTH" The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000,) shares, all of one class to be designated 'Common Stock' of the par value of one cent ($.01) each, and the aggregate par value of Two Million Dollars ($2,000,000)."

     SECOND:   The Board of Directors of the Corporation, at a meeting duly convened and held on October 23, 1985, adopted a resolution in which was set forth the foregoing amendment to the Charter, declaring that the said amendment of the Charter was advisable and directing that it be submitted for action thereon at the Annual Meeting of the stockholders of the Corporation to be held on December 16, 1985 or any adjournment thereof.

     THIRD:    Notice setting forth the said amendment of the Charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the Charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon. Such a majority vote was sufficient to
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authorize said amendment pursuant to Article EIGHTH of the Charter of the
Corporation which authorizes the Corporation to take any action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon, notwithstanding any provision of Article 23 of the General Corporation Law to the contrary.

     FOURTH:   (a)  The total number of shares of all classes of stock of the
Corporation heretofore authorized, and the number and par value of the shares of each class are as follows:

                      Number of Shares        Par Value           Aggregate
Class                    Authorized           Per Share           Par Value
-----                 ----------------        ---------          ----------

Common Stock             200,000,000            $.10             $20,000,000

               (b) The total number of shares of all classes of stock of the Corporation, and the number and par value of the shares of each class as changed by the above said amendment, are as follows:

                      Number of Shares        Par Value           Aggregate
Class                    Authorized           Per Share           Par Value
-----                 ----------------        ---------          ----------

Common Stock             200,000,000            $.01             $2,000,000

               (c) The capital stock of the Corporation is not divided into classes.

     IN WITNESS WHEREOF, DEAN WITTER HIGH YIELD SECURITIES INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and its corporate seal to be hereunto affixed and attested by it Secretary on December 16, 1985.

                                          DEAN WITTER HIGH YIELD SECURITIES INC.

ATTEST:

/s/ Sheldon Curtis                                By /s/ C. Fiumefreddo
--------------------------------                     ---------------------------
Sheldon Curtis                                       Charles A. Fiumefreddo
Secretary                                            President and Chief
                                                     Executive Officer
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STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

     I HEREBY CERTIFY that on December 16, 1985 before me the subscriber, a notary public of the State of New York in and for the County of New York, personally appeared Charles A. Fiumefreddo, President and Chief Executive Officer of Dean Witter High Yield Securities Inc., a Maryland corporation, and in the name and on behalf of said corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said corporation and further made oath in due form of law that the matters and facts set forth in said Articles of Amendment with respect to the approval thereof are true to the best of his knowledge, information and belief.

     WITNESS my hand and notarial seal, the day and year least above written.



                                   /s/ Melissa Dolan
                                   -------------------------
                                   Notary Public


                                            MELISSA DOLAN
                                  Notary Public, State of New York
                                           No. 01004843325
                                    Qualified in New York County
                                  Commission Expires March 30, 1987

(NOTARIAL
   SEAL)